UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2005

ORIGINALLY NEW YORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50013	91-2107890
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2505 Anthem Village Dr., Suite E-404

Henderson, Nevada 89052

(Address of principal executive office)

(702) 407-8222

(Registrant's telephone number, including area code)

________________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Change in Control of Registrant.

On April 8, 2005, Shawn Wright sold 5,000,000 shares of common stock, or approximately 70% of the total outstanding shares of the Company’s common stock, at a price of $.07 per share, or a total purchase price of $350,000, in a private transaction with three purchasers.  The following table sets forth the names of the purchasers and the number of shares purchased and the purchase price paid by each of them.

Name	No. of Shares	Purchase Price
Granada Enterprises Inc.	1,600,000	$112,000
Tyler International Inc.	1,600,000	$112,000
Red Springs Trading Corp.	1,800,000	$126,000

To the knowledge of the Company’s management, the consideration for the shares was individually supplied from funds on hand of each of the purchasers and did not involve any loans or funds from third parties.  In addition, Company management does not believe, and has no basis to believe, that the purchasers of the shares were acting in affiliation in any manner in the purchase of the shares.

Since the sale of the shares by Mr. Wright, there has been no change in the officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINALLY NEW YORK, INC.

Date:  April 8, 2005

By:  /s/ Len Luner

Len Luner,

President and Chief Executive Officer